EXHIBIT 99.1

The Wendy’s Company Announces Agreement to Refinance Debt

Company Expects to Generate $19 Million in Annual Net Interest Expense Savings

DUBLIN, Ohio (April 17, 2013) – The Wendy’s Company (NASDAQ: WEN) today announced that its indirect wholly owned subsidiary, Wendy’s International, Inc., has entered into an agreement to refinance its existing credit facility. Subject to certain closing conditions, the Company expects the transaction to close on May 16, 2013.

The Company expects this refinancing to generate more than $19 million in ongoing annual interest expense savings, in addition to the approximately $30 million in ongoing annual net interest expense savings from the Company’s 2012 refinancing. Based on current market conditions, the refinancing represents a year-over-year reduction in interest expense of approximately 175 basis points.

Details of the refinancing are as follows:
—
Refinancing of $350 million of the approximately $1,119 million senior secured Term Loan B into a new senior secured Term Loan A, which will have an interest rate margin of 2.25 percent for Eurodollar rate loans (and no floor) and will mature in May 2018, one year earlier than the Term Loan B.

—	Extension of the maturity of the $200 million revolving credit facility by one year (from May 2017 to May 2018).
—
Repricing of the remaining Term Loan B balance of approximately $769 million by reducing the interest rate margin from 3.5 percent to 2.5 percent for Eurodollar rate loans and by reducing the floor from 1.25 percent to 0.75 percent for Eurodollar rate loans.

The refinancing does not contain any material changes to existing covenants or other terms of the credit facility, beyond those described above. The Company anticipates certain fees and noncash expenses associated with the transaction, but does not expect to incur any prepayment premiums as a result of the refinancing. The Company expects to maintain its current leverage ratios as a result of the refinancing.

"This transaction is an important part of our financial management component of our 'Recipe to Win,'" said Chief Financial Officer Steve Hare. "Coupled with our 2012 refinancing, we will reduce our annual net interest expense by approximately $50 million compared to two years ago. This will benefit our cash flow and earnings per share in the coming years, and provides us with additional flexibility with respect to organic growth opportunities and shareholder-enhancing initiatives."

Bank of America Merrill Lynch and Wells Fargo are acting as joint lead arrangers in the transaction.

First-Quarter Earnings Release and Conference Call Scheduled for May 8
The Company will release its first-quarter earnings results before the market opens on May 8 and host a conference call at 10 a.m. ET the same day, with a simultaneous webcast from the investor relations section of the Company's website at www.aboutwendys.com. Hosting the call will be President and Chief Executive Officer Emil Brolick, Chief Financial Officer Steve Hare and Chief Communications Officer John Barker. The live conference call will be available at (877) 572-6014 or, for international callers, at (281) 913-8524. An archived webcast with the accompanying slides will be available on the Company’s website at www.aboutwendys.com.

Forward-Looking Statements
This news release contains certain statements that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of The Wendy’s Company and its subsidiaries (collectively, the “Company”). Those statements, as well as statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates,” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements that address future operating, financial or business performance; strategies or expectations; future synergies, efficiencies or overhead savings; anticipated costs or charges; future capitalization; and anticipated financial impacts of recent or pending transactions are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. The Company’s actual results, performance and achievements may differ materially from any future results, performance or achievements expressed in or implied by the forward-looking statements.

For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect future results and could cause those results to differ materially from those expressed in or implied by the forward-looking statements. Such factors, all of which are difficult or impossible to predict accurately, and many of which are beyond the Company’s control, include, but are not limited to:

(1)	changes in the quick-service restaurant industry, such as consumer trends toward value-oriented products and promotions or toward consuming fewer meals away from home;
(2)	prevailing economic, market and business conditions affecting the Company, including competition from other food service providers, high unemployment and decreased consumer spending levels;
(3)	the ability to effectively manage the acquisition and disposition of restaurants;
(4)	cost and availability of capital;
(5)	cost fluctuations associated with food, supplies, energy, fuel, distribution or labor;
(6)	the financial condition of the Company’s franchisees;
(7)	food safety events, including instances of food-borne illness involving the Company or its supply chain;
(8)	conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies, or acts of war or terrorism;
(9)	the effects of negative publicity that can occur from increased use of social media;
(10)	the availability of suitable locations and terms for the development of new restaurants;
(11)	risks associated with the Image Activation program;
(12)	adoption of new, or changes in, laws, regulations or accounting policies and practices;
(13)	changes in debt, equity and securities markets;
(14)	goodwill and long-lived asset impairments;
(15)	changes in interest rates;
(16)	expenses and liabilities for taxes related to periods up to the date of sale of Arby’s as a result of the indemnification provisions of the Arby’s Purchase and Sale Agreement; and
(17)
other factors cited in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q.

The Company’s franchisees are independent third parties that the Company does not control.  Numerous factors beyond the control of the Company and its franchisees may affect new restaurant openings. Accordingly, there can be no assurance that commitments under development agreements with franchisees will result in new restaurant openings.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or their impact. The Company assumes no obligation to update forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws. The Company does not endorse any projections regarding future performance that may be made by third parties.

About The Wendy’s Company
The Wendy's Company is the world's third-largest quick-service hamburger company. The Wendy's system includes more than 6,500 franchise and Company-operated restaurants in the United States and 27 countries and U.S. territories worldwide. For more information, visit aboutwendys.com or wendys.com.

Media and Investor Contacts:
John Barker: (614) 764-3044 or john.barker@wendys.com
Dave Poplar: (614) 764-3311 or david.poplar@wendys.com